Exhibit 10.1

To:	Arlington Tankers Ltd Contest Ltd, Concept Ltd, Consul Ltd
	Concord Ltd, Compatriot Ltd, Companion Ltd Victory Ltd and Vison Ltd each of Hayward Building 22 Bermudian Road Hamilton HM11 Bermuda	Global Banking & Markets 5-10 Great Tower Street 6th Floor London EC3P 3HX Telephone: + 44 (0) 207 085 5000 Facsimile: + 44 (0) 207 085 7130 www.rbs.com/gbm

Fax No.: +1 441 292 4258 Attn: Grant Gibbons

cc:	Arlington Tankers LLC 191 Post Road Westport CT068 80 USA

Fax No.: +1 203 221 2763 Attn: Ed Terino
5 August 2008
Dear Sirs
Loan Agreement dated 12 December 2005 (the “Loan Agreement”) made between Arlington Tankers Ltd as Borrower and The Royal Bank of Scotland plc as Lender relating to a loan facility of US$229,500,000
You have advised us that you have entered into an exclusivity arrangement with General Maritime Corporation (“GMC”) for the merger of the Borrower and GMC (the “Merger”) with ownership of the combined entities split 27%:73% between the Borrower’s current shareholders and the current shareholders of GMC respectively.
You have requested our approval to the Merger and to the Change of Control arising from the Merger as required under Clause 19.1(k) of the Loan Agreement.
We write to record our consent to the Merger and the said Change of Control subject to the following conditions: -
1	confirmation by the Borrower and the Guarantors of the terms of this letter by the Borrower and the Guarantors signing the acknowledgement at the foot of this letter and returning the same to us by no later than 8 August 2008 together with such evidence as we may require in relation to the due authorisation and execution by the Borrower and the Guarantors of this letter.

2	there is no further Change of Control following the implementation of the Merger without our prior written consent.

3	with effect from the end of the current Interest Period (being 30 September 2008) the Margin shall be increased to 1.25% per annum.

4	upon signing the acceptance of this letter below the Borrower shall pay to ourselves a fee of US$344,250 (being 0.15% of the current outstanding amount of the Loan)

5	in the event that any prepayment of the Loan is made under Clause 7.5 of the Loan Agreement within a 2 year period following the date of your signing the acceptance of this letter below the Borrower shall pay to us on such prepayment a prepayment fee in the amount of 1% of the amount prepaid (unless such prepayment fee is waived at our absolute discretion).

6	the Borrower and the other relevant Security Parties shall enter into such documentation supplemental to the Loan Agreement and the other Finance Documents as the Lender may reasonably require to modify the terms of the Loan Agreement and the other Finance Documents to reflect the consequential changes to the Group upon the implementation of the Merger.

7	the Borrower shall reimburse to us on demand all costs, fees and expenses and Taxes thereon incurred by us in connection with the preparation and execution of this letter and in connection with the implementation of the supplemental documentation referred to at 6 above.
This letter shall constitute a Finance Document for the purposes of the Loan Agreement.
Save for the amendments referred to in this letter, the terms of the Loan Agreement and the Finance Documents shall remain unchanged and in full force and effect.
Words and expressions defined in the Loan Agreement shall have the same meaning when used in this letter.
The provisions of Clause 30 (law and jurisdiction) of the Loan Agreement shall apply to this letter as if incorporated herein with the logical changes.
Yours faithfully

/s/ Christopher Patrick for and on behalf of
The Royal Bank of Scotland plc
accepted and agreed this 25 day of September 2008

/s/ Edward Terino for and on behalf of Arlington Tankers Ltd

/s/ Edward Terino for and on behalf of Contest Ltd

/s/ Edward Terino for and on behalf of Concept Ltd

/s/ Edward Terino for and on behalf of Consul Ltd

/s/ Edward Terino for and on behalf of Concord Ltd

/s/ Edward Terino for and on behalf of Compatriot Ltd

/s/ Edward Terino for and on behalf of Companion Ltd

/s/ Edward Terino for and on behalf of Victory Ltd

/s/ Edward Terino for and on behalf of Vision Ltd

2 September 2008
Arlington Tankers Ltd Contest Ltd, Concept Ltd, Consul Ltd Concord Ltd, Compatriot Ltd, Companion Ltd Victory Ltd and Vision Ltd each of Hayward Building 22 Bermudian Road Hamilton HM11 Bermuda	Global Banking & Markets Shipping Business Centre 5-10 Great Tower Street London EC3P 3HX Telephone: +44 (0)20 7833 2121 Facsimile: +44 (0)20 7085 7134 www.rbs.com/gbm
Attn: Grant Gibbons
cc Arlington Tankers LLC
191 Post Road
Westport
CT068 80 USA
Attn: Ed Terino
Dear Sirs
Loan Agreement dated 12 December 2005 (the “Loan Agreement”) made between Arlington Tankers Ltd as Borrower and The Royal Bank of Scotland plc as Lender relating to a loan facility of US$229,500,000
We refer to our letter dated 5 August 2008 and condition 1 contained therein. Please accept this letter as our confirmation that we agree to extend the date for the signing of the acknowledgement to no later than 12 September 2008.
All other terms and conditions referred to in the 5 August 2008 letter remain unchanged.
Yours faithfully
/s/ Christopher Patrick

Christopher Patrick
Director, Ship Finance Portfolio Management
Shipping Business Centre
Direct tel: +44 207 085 7022   Direct fax: +44 207 085 7142
Email: christopher.patrick@rbs.com
The Royal Bank of Scotland plc. Registered in Scotland No. 90312. Registered Office. 36 St Andrew Square, Edinburgh EH2 2YB.
Authorised and regulated by the Financial Services Authority
The Royal Bank of Scotland plc is an authorised agent of ABN AMRO Bank N. V.

23 September 2008
Arlington Tankers Ltd Contest Ltd, Concept Ltd, Consul Ltd Concord Ltd, Compatriot Ltd, Companion Ltd Victory Ltd and Vision Ltd each of Hayward Building 22 Bermudian Road Hamilton HM 11 Bermuda	Global Banking & Markets Shipping Business Centre 5-10 Great Tower Street London EC3P 3HX Telephone: +44 (0)20 7833 2121 Facsimile: +44 (0)20 7085 7134 www.rbs.com/gbm
Attn: Grant Gibbons
cc Arlington Tankers LLC
191 Post Road
Westport
CT068 80 USA
Attn: Ed Terino
Dear Sirs
Loan Agreement dated 12 December 2005 (the “Loan Agreement”) made between Arlington Tankers Ltd as Borrower and The Royal Bank of Scotland plc as Lender relating to a loan facility of US$229,500,000
We refer to our letters dated 5 August 2008 and 2 September 2008 and condition 1 contained therein. Please accept this letter as our confirmation that we agree to extend the date for the signing of the acknowledgement to no later than 26 September 2008.
Additionally, in relation to points 2 to 6 contained in our letter dated 5 August 2008 please note that they will become effective upon closing of the Merger.
All other terms and conditions referred to in the 5 August 2008 letter remain unchanged.
Yours faithfully
/s/ Christopher Patrick

Christopher Patrick
Director, Ship Finance Portfolio Management
Shipping Business Centre
Direct tel: +44 207 085 7022   Direct fax: +44 207 085 7142
Email: christopher.patrick@rbs.com
The Royal Bank of Scotland plc. Registered in Scotland No. 90312. Registered Office. 36 St Andrew Square, Edinburgh EH2 2YB.
Authorised and regulated by the Financial Services Authority
The Royal Bank of Scotland plc is an authorised agent of ABN AMRO Bank N.V.